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                                  EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement (Amendment No. 1) of Health Express USA, Inc. on Form SB-2 (File No. 333-104300) of our Independent Auditors' Report dated May 16, 2003 on the December 29, 2002 and December 30, 2001 consolidated financial statements of Health Express USA, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida

June 18, 2003

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